Exhibit 10.17

AGREEMENT AND PLAN OF MERGER

by and among

COSMOS RENTAL INVESTMENTS, INC.,

a Delaware corporation,

PARAMOUNT GROUP, INC.,

a Maryland corporation,

and

THE STOCKHOLDER

Dated as of November 6, 2014

i

EXHIBITS

Exhibit A	Properties
Exhibit B	Escrow Agreement
Exhibit C	Lock-up Agreement
Exhibit D	Form of Letter of Transmittal

SCHEDULES

Schedule 1.07	Merger Consideration

DEFINED TERMS

Term	Section

Accredited Investor	Section 7.02
Affiliate	Section 7.02
Agreement	Introduction
Business Day	Section 7.02
Certificate of Merger	Section 1.03
Claim	Section 5.03
Claim Notice	Section 5.03
Closing Documents	Section 2.02
Code	Section 7.02
Company	Introduction
Company Cap	Section 5.07
Company Common Stock	Recitals
Company Indemnified Party	Section 5.02
Company Material Adverse Effect	Section 7.02
Company Shares	Recitals
Company’s Knowledge	Section 7.02
Cosmos	Introduction
Cosmos Indemnified Party	Section 5.01
Cosmos Material Adverse Effect	Section 7.02
Cosmos Subsidiary	Section 4.01
Cosmos’s Knowledge	Section 7.02
Disclosure Letter	Article IV
Dispute	Section 7.08
Effective Time	Section 1.03
Environmental Laws	Section 7.02
Equity Interest	Section 1.07
Escrow Agreement	Recitals
Expiration Date	Section 5.05
Formation Transactions	Recitals
Fund V CIP	Section 4.17
Governmental Authority	Section 7.02
Incremental Transfer Taxes	Section 7.02
Indemnified Party	Section 5.03
Indemnifying Party	Section 5.03
Indemnity Holdback Amount	Recitals
IPO	Recitals
IPO Closing	Section 1.02
JV Entities	Section 4.01
Laws	Section 7.02
Leases	Section 4.10

Term	Section

Liens	Section 7.02
Lock-up Agreement	Recitals
Losses	Section 5.01
Merger	Recitals
Merger Closing	Section 1.02
Merger Closing Date	Section 1.02
Merger Consideration	Section 1.07
New York Transfer Taxes	Section 6.03
Operating Partnership	Recitals
OP Units	Section 7.02
Organizational Documents	Section 7.02
Outside Date	Section 2.03
Permitted Activities	Section 4.17
Permitted Distributions	Section 4.17
Permitted Liens	Section 7.02
Person	Section 7.02
Price to the Public	Section 7.02
Properties	Recitals
Property	Recitals
Property Interests	Recitals
Registration Rights Agreement	Recitals
Registration Statement	Recitals
REIT	Recitals
SEC	Recitals
Securities Act	Section 7.02
Stockholder	Recitals
Stockholders Agreement	Recitals
Subsidiary	Section 7.02
Surviving Entity	Section 1.01
Tax	Section 7.02
Tax Return	Section 7.02
Third Party Claims	Section 5.04

v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (including all exhibits and schedules, this “Agreement”) is made and entered into as of November 6, 2014, by and among COSMOS RENTAL INVESTMENTS, INC., a Delaware corporation (“Cosmos”), PARAMOUNT GROUP, INC., a Maryland corporation (the “Company”), and the stockholder whose name appears on the signature page hereto (the “Stockholder”). Capitalized terms used and not defined in the body of this Agreement shall have the meanings set forth in Section 7.02 hereto.

RECITALS

WHEREAS, the Company intends to conduct an initial public offering (the “IPO”) of the common stock, par value $0.01 per share (“Company Common Stock”), of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Sections 856 through 860 of the Code;

WHEREAS, in connection with the IPO, the Company, which is the sole general partner of Paramount Group Operating Partnership LP (the “Operating Partnership”), desires to engage in a series of transactions through which the Company and the Operating Partnership will acquire their initial portfolio of properties and other assets that they intend to own following the IPO (collectively, the “Formation Transactions”), which transactions are more specifically set forth in the Company’s Registration Statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”), as amended from time to time;

WHEREAS, Cosmos owns, directly or indirectly, interests (the “Property Interests”) in the properties set forth on Exhibit A hereto, under the heading “Cosmos” (each, a “Property” and together the “Properties”);

WHEREAS, as part of the Formation Transactions, Cosmos will merge with and into the Company, with the Company as the surviving entity (the “Merger”) and in consideration thereof the Stockholder will receive shares of Company Common Stock (“Company Shares”);

WHEREAS, the board of directors of the Company and the stockholder of the Company have approved and authorized the Merger in accordance with applicable Laws and the Company’s Organizational Documents;

WHEREAS, the board of directors of Cosmos and the Stockholder have approved and authorized the Merger in accordance with applicable Laws and Cosmos’s Organizational Documents;

WHEREAS, at the Merger Closing, the Company will deposit the number of Company Shares set forth as the Indemnity Holdback Amount opposite the Stockholder’s name on Schedule 1.07 under the heading “Cosmos”, which represents approximately 1.5% of the Merger Consideration issuable or payable to the Stockholder pursuant to this Agreement (collectively, the “Indemnity Holdback Amount”) into an Indemnity Holdback Escrow (as defined in the Escrow Agreement) pursuant to the Escrow Agreement in the form of Exhibit B attached hereto (the “Escrow Agreement”), in order to provide a remedy for a Company Indemnified Party as provided in Section 5.02;

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into a registration rights agreement with the Stockholder (the “Registration Rights Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into a stockholders agreement with the Stockholder and the other individuals named therein (the “Stockholders Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Stockholder has executed and delivered a lock-up agreement to the underwriters of the IPO, a copy of which is attached as Exhibit C hereto (the “Lock-up Agreement”); and

WHEREAS, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with applicable Laws, Cosmos shall be merged with and into the Company, whereby the separate existence of Cosmos shall cease, and the Company shall continue its existence under Maryland General Corporation Law as the surviving entity in the Merger (sometimes referred to as the “Surviving Entity”).

Section 1.02 Merger Closing. Unless this Agreement shall have been terminated pursuant to Section 2.03, and subject to satisfaction or waiver of the conditions in Section 2.01, the closing of the Merger and the other transactions contemplated hereby (the “Merger Closing” or the “Merger Closing Date”) shall occur concurrently with the closing of the IPO (the “IPO Closing”), or up to one (1) day prior to, but conditioned upon the subsequent occurrence of, the IPO Closing. The Merger Closing shall take place at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, or as mutually agreed between the Company and Cosmos. In connection with the foregoing, the parties hereto hereby agree that the specific order in which the Merger Closing, the IPO Closing and the closing of the other transactions that are part of or related to the Formation Transactions occur shall be as determined by the Company.

Section 1.03 Effective Time. On the Merger Closing Date (or on such other date as the Company and Cosmos may agree) the Company and Cosmos shall file, or shall cause to be filed, a certificate of merger or similar document with respect to the Merger (the “Certificate of Merger”) as may be required by applicable Laws with the Secretary of State of each applicable jurisdiction, providing that the Merger shall become effective upon filing or, if agreed upon by the Company and Cosmos, as of such other date or time as is set forth in the Certificate of Merger (the “Effective Time”), together with any certificates and other filings or recordings related thereto, in such forms as are required by, and executed in accordance with, the relevant provisions of applicable Laws.

Section 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and applicable Laws.

Section 1.05 Organizational Documents. At the Effective Time, the Organizational Documents of the Company, as in effect immediately prior to the Effective Time, shall be the Organizational Documents of the Surviving Entity until thereafter amended as provided therein or in accordance with applicable Laws.

Section 1.06 Directors and Officers of the Surviving Entity. The directors and officers of the Company immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Entity as of the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Entity.

Section 1.07 Conversion of Equity Interests.

(a) Under and subject to the terms and conditions of this Agreement, the Stockholder is entitled to receive as a result of and upon consummation of the Merger, the Merger Consideration set forth under the heading “Cosmos” in Schedule 1.07.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Cosmos or the Stockholder, each outstanding share of (i) common stock, par value $1,000.00, and (ii) Series A preferred stock, par value $1,000.00, in Cosmos (each an “Equity Interest”) shall be converted automatically into the right of the Stockholder to receive Company Shares, in the amount set forth opposite her name under the heading “Cosmos” in Schedule 1.07 (the “Merger Consideration”).

(c) No fractional Company Shares shall be issued to the Stockholder pursuant to this Agreement. If aggregating all Company Shares that the Stockholder otherwise would be entitled to receive pursuant to this Agreement would require the issuance of a fractional Company Share, the Stockholder shall instead be entitled to receive one full Company Share in lieu of such fractional Company Share.

(d) From and after the Effective Time, each Equity Interest converted into the right to receive the Merger Consideration pursuant to Section 1.07(b) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of such Equity Interest so converted shall thereafter cease to have any rights as a stockholder, except the right to receive the Merger Consideration applicable thereto.

Section 1.08 Tax Treatment of Merger. It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement constitutes, and hereby is adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

Section 1.09 Payment of Merger Consideration.

(a) After the Effective Time, upon surrender by the Stockholder of her Equity Interests together with a duly executed letter of transmittal in the form attached hereto as Exhibit D and the certificates, if any, evidencing such Equity Interests to the Company, the Stockholder shall be entitled to receive from the Company in exchange therefor the portion of the Merger Consideration to which the Stockholder is entitled (less the Indemnity Holdback Amount). Risk of loss and title to the Equity Interests of the Stockholder shall pass only upon delivery to the Company of such duly executed letter of transmittal and the certificates, if any, evidencing such Equity Interests.

(b) Notwithstanding any other provisions of this Agreement, dividends or other distributions payable on any portion of the Merger Consideration after the Effective Time, but prior to the delivery of such portion of the Merger Consideration to the Stockholder pursuant to Section 1.09(a) above, shall be paid promptly by the Company to the Stockholder, as set forth in Schedule 1.07, entitled to receive such portion of the Merger Consideration upon compliance with the procedures set forth in this Section, less the amount of any withholding taxes which may be required thereon as reasonably determined by the Company. At and after the Effective Time, there shall be no transfers on the applicable record books of the Equity Interests that are outstanding immediately prior to the Effective Time.

(c) On the Merger Closing Date, the Company will deposit the Indemnity Holdback Amount with the Escrow Agent (as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement. The approval of the Merger and this Agreement by the Stockholder shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Indemnity Holdback Amount in escrow and the appointment of the Stockholder’s Representative.

ARTICLE II

CLOSING; TERM OF AGREEMENT

Section 2.01 Conditions Precedent.

(a) Condition to Each Party’s Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement to occur on the Merger Closing Date is subject to the satisfaction or waiver on or prior to the Merger Closing of the following conditions:

(i) Consent. The requisite consent of the Stockholder approving the Merger shall have been obtained. This condition may not be waived by any party.

(ii) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order. This condition may not be waived by any party.

(iii) IPO Proceeds. The Company shall have received substantially currently with the Merger Closing hereunder the proceeds from the IPO. This condition may not be waived by any party.

(iv) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing.

(b) Conditions to Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Merger Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by the Company in whole or in part):

(i) Representations and Warranties of Cosmos. (i) The representations and warranties of Cosmos set forth in Section 4.17 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, (ii) each representation and warranty of Cosmos contained in this Agreement (other than in Section 4.17) that is qualified by materiality or Cosmos Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Merger Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date), and (iii) each representation and warranty of Cosmos contained in this Agreement (other than in Section 4.17) that is not qualified by materiality or Cosmos Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Merger Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Cosmos Material Adverse Effect.

(ii) Performance by Cosmos. Cosmos shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date.

(iii) Consents, Etc. All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for Cosmos to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of Cosmos to consummate the transactions contemplated by this Agreement) shall have been obtained.

(iv) FIRPTA Notice. The Stockholder shall have provided the Company with a properly executed FIRPTA notice substantially in the form set forth in Treasury Regulation Section 1.1445-2(b)(2) sufficient to avoid any withholding under Section 1445 of the Code.

(v) Closing Documents. Cosmos shall have executed and delivered to the Company the documents to which it is a party which are required to be delivered pursuant to Section 2.02.

(c) Conditions to Obligations of Cosmos. The obligation of Cosmos to effect the transactions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Merger Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by Cosmos in whole or in part):

(i) Representations and Warranties. (i) Each representation and warranty of the Company contained in this Agreement that is qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date), and (ii) each representation and warranty of the Company contained in this Agreement that is not qualified by materiality or Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Company Material Adverse Effect.

(ii) Performance by the Company. The Company shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date.

(iii) Consents, Etc. All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for the Company to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement) shall have been obtained.

(iv) Offering Price. Cosmos shall have approved the Price to the Public.

(v) Closing Documents. The Company shall have executed, acknowledged and delivered to Cosmos the documents required to be delivered pursuant to Section 2.02.

Section 2.02 Closing Deliveries. On the Merger Closing Date, each of the parties shall make, execute, acknowledge and deliver the legal documents and other items to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith

(collectively, the “Closing Documents”). The Closing Documents and other items to be delivered including the delivery by the Company to the Escrow Agent (as defined in the Escrow Agreement) evidence of the issuance of the Company Shares that constitutes the Indemnity Holdback Amount to the Escrow Agent pursuant to this Agreement.

Section 2.03 Term of the Agreement. This Agreement shall terminate automatically if the Merger Closing or the IPO Closing shall not have been consummated on or prior to March 31, 2015 (such date is hereinafter referred to as the “Outside Date”). In addition, this Agreement may be terminated before the Merger Closing by a document signed by the Company and Cosmos.

Section 2.04 Effect of Termination. In the event of termination of this Agreement for any reason, all obligations on the part of the Company and Cosmos under this Agreement shall terminate, except that the obligations set forth in Article VII shall survive, provided, that nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement or any failure to perform its obligations under this Agreement.

Section 2.05 Tax Withholding. The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Merger Consideration payable (or deemed payable) pursuant to this Agreement, including the Indemnity Holdback Amount, to the Stockholder, such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax law (as determined by the Company in its reasonable discretion). To the extent that amounts are so deducted and withheld by the Company, such amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

Section 2.06 Transaction Costs. Subject to Section 6.03, if the Merger Closing occurs, the Company shall be solely responsible for all transaction costs and expenses of the Company and the Stockholder that have not previously been paid in connection with this Agreement, which include, but are not limited to, lender consent fees, legal, accounting and consultant fees.

Section 2.07 Further Action. If, at any time after the Effective Time, the Surviving Entity shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity the right, title or interest in, to or under any of the rights, properties or assets of Cosmos acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of Cosmos, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Cosmos, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to Cosmos as set forth below which representations are true and correct as of the date hereof (or such other date specifically set forth below) and as of the Merger Closing as if made again at that time (except to the extent that any representation or warranty only speaks as of an earlier date, in which case it is true and correct as of that earlier date):

Section 3.01 Organization; Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The Company has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.03 Consents and Approvals. Except in connection with the IPO and the consummation of the Formation Transactions or as shall have been obtained on or prior to the Merger Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.04 Tax Matters. At the effective time of the IPO and at the Merger Closing, the Company shall be organized in a manner so as to qualify for taxation as a REIT pursuant to Sections 856 through 860 of the Code. The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31 of the year in which the Merger Closing takes place.

Section 3.05 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any material right of termination, acceleration, cancellation or other material right under, (a) the Organizational Documents of the Company, (b) any agreement, document or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on the Company or any of its Subsidiaries (or its assets or properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.06 Validity of Company Shares. The Company Shares, when issued and delivered pursuant to the terms of this Agreement will be duly authorized by the Company and will be validly issued by the Company, free and clear of all Liens created by the Company (other than Liens created by the charter of the Company, the Escrow Agreement, the Lock-up Agreement or this Agreement).

Section 3.07 Litigation. There is no action, suit or proceeding pending or, to the Company’s Knowledge, threatened against the Company, the Operating Partnership or any of their Subsidiaries which is reasonably expected to have a Company Material Adverse Effect or which challenges or impairs the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

Section 3.08 Broker. None of the Company nor any of its Subsidiaries nor any of their managers, members, partners, officers, directors or employees, to the extent applicable, has entered into any agreement with any broker, finder, or similar agent of any Person or firm that will result in the obligation of Cosmos or any of their Affiliates to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.09 No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Article III, the Company shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COSMOS

Except as disclosed in the disclosure letter delivered to the Company by Cosmos on the date hereof (the “Disclosure Letter”), Cosmos hereby represents and warrants to the Company as set forth below, and the Stockholder hereby represents and warrants to the Company as set forth in Section 4.14 below, which representations are true and correct as of the date hereof (or such other date specifically set forth below and as of the Merger Closing as if made again at that time (except to the extent that any representation or warranty only speaks as of an earlier date, in which case it is true and correct as of the earlier date):

Section 4.01 Organization; Authority.

(a) Cosmos is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Cosmos has all requisite power and authority to enter into this Agreement and all agreements contemplated hereby to which it is party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Cosmos Material Adverse Effect.

(b) Section 4.01(b) of the Disclosure Letter, sets forth as of the date hereof, with respect to Cosmos, (i) the name and the jurisdiction of organization or incorporation, as the case may be, of each Subsidiary of Cosmos (each a “Cosmos Subsidiary”) and (ii) the ownership interest of Cosmos or another Cosmos Subsidiary in each such Cosmos Subsidiary. Each Cosmos Subsidiary has been duly organized or formed and is validly existing under the laws of its jurisdiction of organization or formation, as applicable, has all power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Cosmos Material Adverse Effect.

(c) Cosmos or the Cosmos Subsidiaries own the equity interests in the Persons set forth on Section 4.01(c) of the Disclosure Letter (together with the Subsidiaries of such Persons, the “JV Entities”) in the stated percentage set forth on Section 4.01(c) of the Disclosure Letter.

Section 4.02 Capitalization. Section 4.02 of the Disclosure Letter sets forth, as of the date hereof, a true, correct and complete description of the capitalization of Cosmos as set forth in the books and records of Cosmos. All of the issued and outstanding equity interests of Cosmos are validly issued and are not subject to appraisal, dissenters or similar rights. There are no outstanding rights to purchase subscriptions, warrants, options or any other security convertible into or exchangeable for equity interests in Cosmos. Except as provided for or contemplated by this Agreement or any other agreements referenced herein, there are no, and, as of the Merger Closing, there will not be any rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding entitling any Person to acquire any equity interests in the Cosmos Subsidiaries or JV Entities, except pursuant to Permitted Liens or rights established pursuant to the terms of the Organizational Documents and related agreements with respect to the Cosmos Subsidiaries and JV Entities that have been previously disclosed to the Company.

Section 4.03 Due Authorization. The execution, delivery and performance of this Agreement by Cosmos have been duly and validly authorized by all necessary action required of Cosmos. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Cosmos pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Cosmos, enforceable against Cosmos, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding in law or in equity).

Section 4.04 Consents and Approvals. Except as shall have been satisfied on or prior to the Merger Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by Cosmos or any Cosmos Subsidiary or JV Entity in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not reasonably be expected to have a Cosmos Material Adverse Effect.

Section 4.05 Tax Matters.

(a) Cosmos and each Cosmos Subsidiary and JV Entity has timely filed, or will timely file, all Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) in accordance with all applicable Laws. All such Tax Returns are correct and complete in all material respects, and Cosmos and each Cosmos Subsidiary and JV Entity has paid (or had paid on its behalf) all Taxes required to be paid by it (whether or not shown on such Tax Returns), and no deficiencies for any Taxes have been proposed, asserted or assessed in writing against Cosmos, or any Cosmos Subsidiary or JV Entity and no requests for waivers of the time to assess any such Taxes are pending and no such waivers have been granted.

(b) There are no Liens as a result of any unpaid Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets or property of Cosmos, any Cosmos Subsidiary or any JV Entity.

(c) Except as would not reasonably be expected to have a Cosmos Material Adverse Effect, there are no pending or, to Cosmos’ Knowledge, threatened audits, assessments or other actions for or relating to a liability in respect of income or non-income Taxes of Cosmos, any Cosmos Subsidiary or any JV Entity.

(d) Cosmos has entered into this Agreement for good and valid business reasons.

(e) The Stockholder has no plan or intention to sell, exchange or transfer Equity Interests for consideration other than Company Common Stock, in contemplation of the Merger, to the Company (or any party related to the Company) or sell, exchange or transfer any Company Common Stock received in the Merger to the Company (or any party related to the Company).

(f) Cosmos has not agreed to assume, nor will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of the Stockholder in connection with or as part of the Merger or any related transaction.

(g) No part of the Merger Consideration will be received by the Stockholder as a creditor, employee or in any capacity other than as a stockholder of Cosmos.

(h) Cosmos is a “United States real property holding corporation” for U.S. federal income tax purposes.

(i) Cosmos holds cash or cash equivalents (excluding any cash or cash equivalents taken into account in the net amount of tangible assets and liabilities set forth in Section 4.17 of the Disclosure Letter) in an amount that is at least equal to the unpaid Taxes owed by it for all taxable periods ending on or prior to the Merger Closing Date.

(j) None of Cosmos or any Cosmos Subsidiary is or ever has been a party to or bound by, or could have any liability under, any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or arrangement (other than commercial agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes).

(k) None of Cosmos or any Cosmos Subsidiary has any liability for Taxes of any person arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign law (other than in respect of being a member of a consolidated group the common parent of which is Cosmos), or as a transferee or successor.

Section 4.06 No Violation. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (a) the Organizational Documents of Cosmos or any Cosmos Subsidiary or any JV Entity, (b) any agreement, document or instrument to which Cosmos, any Cosmos Subsidiary or any JV Entity is a party or by which Cosmos, any Cosmos Subsidiary or any JV Entity is bound or (c) any term or provision of any judgment, order, writ, injunction, or decree binding on Cosmos, any Cosmos Subsidiary or any JV Entity (or their assets or properties), except, in the case of clause (b) and (c), any such breaches or defaults that would not reasonably be expected to have a Cosmos Material Adverse Effect.

Section 4.07 Solvency. Cosmos has been and will be solvent at all times prior to the Merger. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated by Cosmos, any Cosmos Subsidiary or any JV Entity.

Section 4.08 Litigation. As of the date hereof, there is no action, suit or proceeding pending or, to Cosmos’s Knowledge, threatened against Cosmos, any Cosmos Subsidiary or any JV Entity which, if adversely determined, would, individually or together with all such other actions, reasonably be expected to have a Cosmos Material Adverse Effect. As of the date hereof, there is no action, suit or proceeding pending or, to Cosmos’s Knowledge, threatened against Cosmos, any Cosmos Subsidiary or any JV Entity which challenges or impairs the ability of Cosmos to execute or deliver, or perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.09 Licenses and Permits To Cosmos’s Knowledge, all notices, licenses, permits, certificates and authorizations required for the continued use, occupancy, management, leasing and operation of the Properties have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and (to the extent required in connection with the transactions contemplated by this Agreement) are assignable to the Company, except in each case for items that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect. To Cosmos’s Knowledge, neither Cosmos, any Cosmos Subsidiary, any JV Entity nor any third party has taken any action that (or failed to take any action the omission of which) would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect, nor has any of them received within the past one year any written notice of violation from any Governmental Authority or written notice of the intention of any entity to revoke any of them, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority and that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect.

Section 4.10 The Properties.

(a) The Properties are owned directly, in fee simple, by the Persons set forth on Section 4.10 of the Disclosure Letter or their direct or indirect wholly owned subsidiaries. Each Cosmos Subsidiary or JV Entity listed as owning a Property on Section 4.10 of the Disclosure Letter is insured under a policy of title insurance as the owner of the fee simple estate (or, in the case of certain Properties, the leasehold estate) of such Property, in each case free and clear of all Liens except for Permitted Liens and Liens, if any, given to secure mortgage indebtedness encumbering such Property. Prior to the effective time of the transactions contemplated in this Agreement, no Cosmos Subsidiary or JV Entity shall take or omit to take any action to cause any Lien to attach to any Property, except for Permitted Liens and Liens, if any, given to secure mortgage indebtedness encumbering such Property.

(b) Except for matters that would not, individually or in the aggregate, have a Cosmos Material Adverse Effect, (i) no Cosmos Subsidiary, JV Entity, nor any other party to any agreement affecting any Property to which Cosmos, a Cosmos Subsidiary or JV Entity is a party (other than a Lease (as such term is hereinafter defined) for space within such Property), has given or received any notice of default with respect to any term or condition of any such agreement, including, without limitation, any ground lease, (ii) no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of any Cosmos Subsidiary or JV Entity, except for Permitted Liens, and (iii) all agreements affecting any Property required for the continued use, occupancy, management, leasing and operation of such Property (exclusive of space leases) are valid and binding and in full force and effect. No Cosmos Subsidiary or JV Entity has granted an option or right of first refusal or offer pursuant to the leases with respect to the sale of any Property.

(c) As presently conducted, none of the operation of the buildings, fixtures and other improvements comprising a part of the Properties is in violation of any applicable building code, zoning ordinance or other law or regulation, except for such violations that would not, individually or in the aggregate, have a Cosmos Material Adverse Effect. Neither Cosmos nor any Cosmos Subsidiary nor any JV Entity has received any written notice from a Governmental Authority of any pending or threatened proceedings for the rezoning of any Property or portion thereof except for such notices or proceedings that would not, individually, or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect.

(d) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect, (i) to Cosmos’s Knowledge, neither Cosmos, any Cosmos Subsidiary nor any JV Entity, nor any other party to any Lease, has given or received any notice of default with respect to any term or condition of any such Lease, (ii) to Cosmos’s Knowledge, no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of Cosmos, the Cosmos’s Subsidiaries or the JV Entities, except for Permitted Liens, and (iii) each of the leases (and all amendments thereto or modifications thereof) to which any Cosmos, any Cosmos Subsidiary or any JV Entity is a party or by which Cosmos, any Cosmos Subsidiary or any JV Entity or any Property is bound or subject (collectively, the “Leases”) is and will be valid and binding and in full force and effect.

(e) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect, each of the Leases to which Cosmos, any Cosmos Subsidiary or any JV Entity is a party or by which Cosmos, any Cosmos Subsidiary, any JV Entity or any Property is bound or subject, is in full force and effect, and constitutes the legal, valid and binding obligation of Cosmos or the applicable Cosmos Subsidiary or JV Entity, and to Cosmos’s Knowledge, each other party thereto, enforceable against each Cosmos Subsidiary or JV Entity, and to Cosmos’s Knowledge, each other party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f) To Cosmos’s Knowledge, except as previously disclosed to the Company, no tenant under any such Lease is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings, except for matters that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect.

Section 4.11 Insurance. Cosmos or the applicable Cosmos Subsidiary or JV Entity has in place the public liability, casualty and other insurance coverage with respect to each Property as Cosmos reasonably deems necessary. Each of the insurance policies with respect to the Properties is in full force and effect in all material respects and none of Cosmos or the applicable Cosmos Subsidiary or JV Entity is in default (in any material respect) under any such policies.

Section 4.12 Environmental Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Cosmos Material Adverse Effect, (a) Cosmos, the Cosmos Subsidiaries and the JV Entities are in compliance with all applicable Environmental Laws, (b) neither Cosmos, any Cosmos Subsidiary nor any JV Entity has received within the past three years any written notice from any Governmental Authority or third party alleging that Cosmos, any Cosmos Subsidiary, any JV Entity or any Property is not in compliance with applicable Environmental Laws , and (c) there has not been a release of a hazardous substance on any Property that would require investigation or remediation under applicable Environmental Laws. The representations and warranties contained in this Section 4.12 constitute the sole and exclusive representations and warranties made by Cosmos concerning environmental matters.

Section 4.13 Holding Period. Cosmos acknowledges that it has been advised, and it has advised the Stockholder, that the Company Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities Laws) under applicable U.S. federal securities Laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and Cosmos understands that, and has informed the Stockholder that, the Company has no obligation or intention to register any of the Company Shares, except pursuant to the Registration Rights Agreement. Accordingly, the Stockholder may have to bear indefinitely, the economic risks of an investment in such Company Shares and a notation shall be made in the appropriate records of the Company indicating that the Company Shares are subject to restrictions on transfer.

Section 4.14 Investments. The Stockholder acknowledges that the Company intends the offer and issuance of Company Shares to the Stockholder as Merger Consideration to be exempt from registration under the Securities Act and applicable state securities laws and that the Company’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties contained herein. In furtherance thereof, the Stockholder represents and warrants to the Company as follows:

(a) the Stockholder is an Accredited Investor; and

(b) the Stockholder is acquiring the Merger Consideration solely for her own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any thereof in violation of the securities Laws.

Section 4.15 Broker. None of Cosmos, any Cosmos Subsidiary, any JV Entity or any of their respective managers, members, partners, officers directors or employees, to the extent applicable, has entered into any agreement with any broker, finder, or similar agent of any Person or firm that will result in the obligation of the Company, the Operating Partnership or any of their Affiliates to pay any finder’s fees, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 4.16 Eminent Domain. There is no existing or, to Cosmos’s Knowledge threatened, in writing condemnation, eminent domain or similar proceeding that would affect any of the Properties. Neither Cosmos nor any Cosmos Subsidiary nor any JV Entity has received any written notice from a Governmental Authority of any pending or threatened condemnation, eminent domain or similar proceeding that would affect any of the Properties.

Section 4.17 Assets and Liabilities.

(a) Section 4.17 of the Disclosure Letter accurately sets forth, in all material respects, as of June 30, 2014 and September 30, 2014, (a) all outstanding indebtedness of Cosmos and the Cosmos Subsidiaries and each JV Entity, (b) all interest rate swap liabilities of such entities and (c) the net amount of all other tangible assets and liabilities of such entities (other than deferred tax liabilities, if any), which consists of cash, cash equivalents, accounts receivable and accounts payable.

(b) Except for distributions set forth on Section 4.17 of the Disclosure Letter (“Permitted Distributions”) or as contemplated by this Agreement or as otherwise set forth on Section 4.17 of the Disclosure Letter (“Permitted Activities”), since September 30, 2014, Cosmos has not (i) made any distributions or (ii) entered into any transactions with an Affiliate other than on an arm’s-length basis.

(c) Section 4.17 of the Disclosure Letter accurately sets forth all contributions made to Cosmos by the Stockholder since September 30, 2014.

(d) Cosmos, together with Cosmos Subsidiaries that are wholly owned, directly or indirectly by Cosmos, owns the interests in Paramount Group Real Estate Fund V (CIP), L.P. (“Fund V CIP”) as set forth on Section 4.17 of the Disclosure Letter.

Section 4.18 No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Article IV, Cosmos shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby or thereby.

ARTICLE V

INDEMNIFICATION

Section 5.01 Company Indemnification.

(a) Subject to the indemnification limitations set forth in this Agreement, from and after the Merger Closing Date, the Company shall indemnify and hold harmless the Stockholder and her employees, partners, members, agents, representatives and Affiliates (each of which is a “Cosmos Indemnified Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) in excess of the greater of (i) 4.5% of the Company Cap or (ii) $250,000, in each case in the aggregate, arising out of or relating to, asserted against, imposed upon or incurred by a Cosmos Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Company contained in this Agreement or in any schedule, exhibit, certificate or affidavit or any other document delivered by the Company pursuant to this Agreement; provided, however, that the Company shall not have any obligation under this Section 5.01 to indemnify any Cosmos Indemnified Party against any Losses to the extent that such Losses arise by virtue of Cosmos’s breach of this Agreement, gross negligence, willful misconduct or fraud.

(b) Any indemnification payment made by the Company to the Stockholder pursuant to this Agreement shall be made to the Stockholder in shares of Company Common Stock, the number of which shall equal the dollar value of the indemnification payment divided by the price of a share of Company Common Stock as of the close of market on the date of such indemnification payment.

Section 5.02 Cosmos Indemnification. Subject to the indemnification limitations set forth in this Agreement, from and after the Merger Closing Date, the Indemnity Holdback Amount shall be used to indemnify and hold harmless the Company, the Operating Partnership and each of their respective directors, officers, employees, agents, representatives and Affiliates (each of which is a “Company Indemnified Party”) from and against any and all Losses in excess of the greater of (i) 4.5% of the Indemnity Holdback Amount or (ii) $250,000, in each case in the aggregate, arising out of or relating to, asserted against, imposed upon or incurred by such Company Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of Cosmos or in any schedule, exhibit, certificate or affidavit or any other document delivered by Cosmos pursuant to this Agreement; provided, however, that Cosmos shall not have any obligation under this Section 5.02 to indemnify any Company Indemnified Party against any Losses to the extent that such Losses arise by virtue of the Company’s breach of this Agreement, gross negligence, willful misconduct or fraud; provided further, however, that, to the extent such Losses relate to breach of a representation, warranty or covenant of Cosmos regarding a Person or the assets and liabilities of a Person that the Company or the Operating Partnership has or acquires an interest in from a Person other than Cosmos, the indemnification pursuant to this Section 5.02 shall be limited to the portion of such Losses attributable to the interest acquired from Cosmos pursuant to this Agreement. The Stockholder hereby grants to the Company a security interest in the Company Shares held as the Indemnity Holdback Amount to secure the obligations set forth in this Section 5.02. In addition, to the extent that any OP Units that Cosmos (or the Surviving Entity or its successors in interest) receive, or would otherwise be entitled to receive, in connection with the Formation Transactions with respect to the interests in Fund V CIP held directly or indirectly by Cosmos at the Effective Time are paid to the Company or the Operating Partnership in order to satisfy indemnification obligations to which such OP Units are subject in connection with the Company’s or Operating Partnership’s acquisition of the assets of Fund V CIP in the Formation Transactions, the Company or the Operating Partnership will be entitled to receive a number of shares of Company Shares from the Indemnity Holdback Amount equal to such number of OP Units paid to the Company or the Operating Partnership in order to indemnify the Company or the Operating Partnership for the loss of such OP Units.

Section 5.03 Notice of Claims At the time when any Cosmos Indemnified Party or Company Indemnified Party, as applicable, (as applicable, an “Indemnified Party”) learns of any potential claim (a “Claim”) under this Article V that is asserted against the Indemnified Party that is subject to indemnification by the Company or in respect of Cosmos from the Indemnity Holdback Amount, as applicable, under this Article V (as applicable, the “Indemnifying Party”), such Indemnified Party will promptly give written notice (a “Claim Notice”) to the Indemnifying Party (or in the case of the Company Indemnified Parties, to the Stockholder’s Representative); provided that failure to do so shall not prevent recovery under this Agreement, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, the Indemnified Party shall deliver to the Indemnifying Party (or in the case of the Company Indemnified Parties, to the Stockholder’s Representative), promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to a Third Party Claim (defined below), and failure to do so shall prevent recovery under this Agreement to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

Section 5.04 Third Party Claims. The Indemnifying Party (through the Stockholder’s Representative in the event the Indemnified Party is a Company Indemnified Party) shall be entitled, at its own expense, to assume and control the defense of any Claims based on claims asserted by third parties (“Third Party Claims”), through counsel chosen by the Indemnifying Party (or in the case of the Company Indemnified Parties, by the Stockholder’s Representative), if it gives written notice of its intention to do so to the Indemnified Parties within thirty (30) days of the receipt of the applicable Claim Notice; provided, however, that the Indemnified Parties may at all times participate in such defense at their expense provided, further, that if any such Third Party Claim relates to Taxes of Cosmos, any Cosmos Subsidiary or any JV Entity or seeks non-monetary damages or asserts damages in excess of the Indemnity Holdback Amount against a Company Indemnified Party, then, notwithstanding anything in this Agreement to the contrary, the Company (or a Subsidiary of the Company) shall have the right to control any such Third Party Claim. Without limiting the foregoing, in the event that the Indemnifying Party exercises the right to undertake any such defense against a Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (unless prohibited by Law), at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. No compromise or settlement of such Third Party Claim may be effected by either the Indemnified Party, on the one hand, or the Indemnifying Party (or in the case of the Company Indemnified Parties, the Stockholder’s Representative), on the other hand, without the other’s consent (which shall not be unreasonably withheld or delayed) unless (a) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party and (b) each Indemnified Party that is party to such claim is released from all liability with respect to such claim provided that the Stockholder’s Representative shall be deemed to have consented to any proposed compromise or settlement to which he has not objected to by written notice within 30 days after notice of such proposed compromise or settlement was provided by a Company Indemnified Party.

Section 5.05 Survival of Representations and Warranties. All representations and warranties of Cosmos in Article IV and the Company in Article III, respectively, contained in this Agreement shall survive after the Merger Closing until the first anniversary of the Merger Closing Date (the “Expiration Date”). If written notice of a Claim in accordance with the provisions of Section 5.03 has been given prior to the Expiration Date, then the relevant representation and warranty shall survive, but only with respect to such specific Claim, until such Claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived.

Section 5.06 Establishment of Indemnity Holdback Escrow. On the Merger Closing Date, the Company will deposit the Indemnity Holdback Amount with the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. The Company agrees that the Company Shares that comprise the Indemnity Holdback Amount may be released, or collateral may be substituted for such Company Shares, in accordance with the terms of the Escrow Agreement.

Section 5.07 Exclusive Remedy.

(a) Except as set forth in Sections 2.05 and 6.04, (i) the sole and exclusive remedy for Company Indemnified Parties for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and any of the transactions contemplated hereby shall be indemnification pursuant to the provisions of this Article V and (ii) neither Cosmos nor the Stockholder shall be liable or obligated to make payments under this Agreement to the extent such payments in the aggregate exceed the Indemnity Holdback Amount.

(b) The sole and exclusive remedy for Cosmos Indemnified Parties for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and any of the transactions contemplated hereby shall be indemnification pursuant to the provisions of this Article V and the Company shall not be liable or obligated to make payments under this Agreement to the extent such payments in the aggregate exceed the dollar amount obtained by multiplying the number of Company Shares included in the Indemnity Holdback Amount by the Price to the Public (the “Company Cap”).

Section 5.08 Tax Treatment. All indemnity payments made under this Agreement shall be treated as adjustments to the consideration paid hereunder for U.S. federal income tax purposes, unless otherwise required by applicable Laws.

ARTICLE VI

COVENANTS; ADDITIONAL AGREEMENTS

Section 6.01 Certain Covenants of Cosmos. From the date hereof through the Merger Closing, except as otherwise provided for, or as contemplated by this Agreement or the Formation Transaction Documentation, Cosmos shall and shall cause the Cosmos Subsidiaries and JV Entities, to the extent Cosmos or the Cosmos Subsidiaries control such JV Entities, to use commercially reasonable efforts to conduct their business and operate and maintain the Properties in the ordinary course, consistent with past practices. In addition, Cosmos:

(a) will not make any distributions, other than Permitted Distributions;

(b) except for Permitted Activities, will not enter into any transactions with an Affiliate other than on an arm’s-length basis;

(c) will not sell, transfer or otherwise dispose of its Property Interests; and

(d) will not mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of its Property Interests, except for Permitted Liens.

Section 6.02 Stockholder’s Representative. Cosmos and the Stockholder hereby appoint Dr. Thomas Finne as the representative for the Stockholder (the “Stockholder’s Representative”) and the Stockholder’s Representative shall have the authority to take the actions provided herein and receive notices on behalf of the Stockholder subsequent to the Merger Closing; provided that the Stockholder shall have the right, at any time, to remove and replace the Stockholder’s Representative by written notice to the Company executed by the Stockholder and delivered to the Company.

Section 6.03 Tax Covenants.

(a) Each party hereto (i) shall cause all Tax Returns relating to the Merger to be filed on the basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) shall not take any position on any Tax Return, or take any other reporting position, that is inconsistent with such treatment, unless otherwise required by applicable Laws.

(b) Cosmos shall provide the Company with such reasonable cooperation and information relating to Cosmos, any Cosmos Subsidiary and any JV Entity as the Company reasonably requires in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any liability for Taxes or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) performing Tax diligence, including with respect to the impact of the transactions contemplated herein on the Company’s qualification as a REIT for U.S. federal income Tax purposes and the qualification of the Merger as a reorganization under Section 368(a) of the Code.

(c) The Company shall be responsible for the prosecution of any claim or audit instituted after the Merger Closing Date with respect to Taxes of Cosmos, any Cosmos Subsidiary or any JV Entity attributable to any taxable period, or portion thereof, ending on or before the Merger Closing Date.

(d) The Company shall (i) cause to be timely paid any New York City and New York State real property transfer taxes payable by the Stockholder as a result of, or in connection with, the Merger (collectively, the “New York Transfer Taxes”); provided, that the parties hereto acknowledge and agree that such amount of New York Transfer Taxes payable shall reflect the Company’s status as a REIT; and (ii) timely and properly file, with the Stockholder’s cooperation, all Tax Returns with respect to such New York Transfer Taxes.

Section 6.04 Liability for Transfer Taxes. The Stockholder agrees to indemnify the Company for any Incremental Transfer Taxes incurred as a result of any direct or indirect transfers of the Company Shares issued as Merger Consideration or interests therein within two years after the IPO Closing Date, provided that such Company Shares shall be the Company’s sole recourse with respect to such indemnification obligation. The Stockholder hereby grants a security interest in 50% of the Company Shares to be received by the Stockholder as Merger Consideration to the Company and hereby irrevocably appoints the Company, and any of its agents, officers, or employees as its attorney-in fact, which shall be deemed coupled with an interest, with full power to prepare, execute and deliver any documents, instruments and agreements as may be appropriate to perfect and continue such security interest in favor of the Company. The security interest granted pursuant to this Section 6.04 shall attach to Company Shares that are not included in the Indemnity Holdback Amount. The Company agrees that the security interest in the Company Shares may be released, or collateral may be substituted for such Company Shares, in accordance with the terms of the Escrow Agreement.

Section 6.05 Commercially Reasonable Efforts By the Company and Cosmos. Each of the Company and Cosmos shall use commercially reasonable efforts and cooperate with each other in (a) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or regulation or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, and (b) promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

Address of the Company:	Paramount Group, Inc. 1633 Broadway, Suite 1801 New York, New York 10019 Facsimile: (212) 237-3197 Attn: General Counsel

Address of Cosmos:	c/o Paramount Group, Inc. 1633 Broadway, Suite 1801 New York, New York 10019 Facsimile: (212) 237-3197 Attn: General Counsel

Address of the Stockholder and the Stockholder’s Representative:	c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG Werner-Otto-Straße 1-7 D-22179 Hamburg, Germany Attention: Thomas Armbrust Fax: +49-40-6461-2960

Section 7.02 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(b) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(c) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

(d) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(e) “Company’s Knowledge” means the actual knowledge (without obligation to conduct due inquiry) of Albert Behler, David Spence and Gage Johnson of the matter in question (and not their constructive or imputed knowledge).

(f) “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Operating Partnership and their Subsidiaries, taken as a whole, after giving effect to the Formation Transactions and the IPO.

(g) “Cosmos Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operations of Cosmos and its Subsidiaries, taken as a whole, including such entities’ direct and indirect interests in the JV Entities.

(h) “Cosmos’s Knowledge” means the actual knowledge (without obligation to conduct due inquiry) of Albert Behler, David Spence and Gage Johnson of the matter in question (and not their constructive or imputed knowledge).

(i) “Environmental Laws” means all federal, state and local Laws governing pollution or the protection of human health or the environment.

(j) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(k) “Incremental Transfer Taxes” means any additional transfer taxes attributable to the transactions contemplated by this Agreement and the other Formation Transactions as a result of the failure of any such transaction to qualify as a “real estate investment trust transfer” under New York Tax Law section 1402 or under New York City Administrative Code section 11-2102 due to direct or indirect transfers of the Company Shares issued as Merger Consideration occurring within two years after the IPO Closing Date.

(l) “Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

(m) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

(n) “OP Units” means the limited partnership interests of Paramount Group Operating Partnership LP.

(o) “Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company or operating agreement, certificate of incorporation, bylaws, certificate of limited partnership agreement and any other governing agreement, as applicable.

(p) “Permitted Liens” means (i) Liens for unpaid Taxes (other than statutory liens for Taxes not yet due and payable); (ii) zoning Laws generally applicable to the districts in which the Properties are located; (iii) easements for public utilities, encroachments, rights of access and/or other non-monetary matters that do not materially interfere with the use of the Properties; (iv) Liens securing Permitted Activities; (v) Liens arising in the ordinary course of business; (vii) Liens securing indebtedness outstanding as of September 30, 2014 or incurred on an arms’ length basis thereafter and (viii) any exceptions contained in the title policies relating to the Properties as of the Merger Closing Date.

(q) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(r) “Price to the Public” means the public offering price of a share of Company Common Stock sold in the IPO as shown on the cover page of the final prospectus forming part of the Registration Statement.

(s) “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(t) “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 50% or more of the voting power of the voting capital stock or other equity interests, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

(u) “Tax” (and, with its correlative meaning, “Taxes”) means any and all taxes, including any interest, penalties, or other additions to tax that may become payable in respect thereof, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll taxes, employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales taxes, use taxes, ad valorem taxes, value added taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real or personal property taxes, unclaimed property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, windfall taxes, net worth taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

(v) “Tax Return” means any return, statement, schedule, declaration, claim for refund, report, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

Section 7.03 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. All counterparts shall collectively constitute one agreement (or amendment, as applicable). The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic transmission (pdf) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto.

Section 7.04 Entire Agreement; Third-Party Beneficiaries. This Agreement and the Escrow Agreement, including, without limitation, the exhibits and schedules hereto and thereto, constitute the entire agreement and supersedes each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

Section 7.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 7.06 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Company may assign its rights and obligations hereunder to an Affiliate.

Section 7.07 Jurisdiction. The parties hereto hereby (a) submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York state court sitting in New York City, New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08 Dispute Resolution. The parties intend that this Section 7.08 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

(a) Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 7.08(c) below without regard to any such 10-day negotiation period.

(b) Any Dispute (including the determination of the scope or applicability of this agreement to arbitrate) that is not resolved pursuant to Section 7.08(a) above shall be submitted to final and binding arbitration in New York before one neutral and impartial arbitrator, in accordance with the Laws of the State of New York for agreements made in and to be performed in that State. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Within fifteen (15) days following a demand for arbitration, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

(c) Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(d) The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs, and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

Section 7.09 Severability. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Laws, but if any provision is held invalid, illegal or unenforceable under applicable Laws in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 7.10 Rules of Construction.

(a) The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including fin the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Section 7.11 Equitable Remedies. The parties agree that irreparable damage would occur to the Company, on the one hand, and Cosmos, on the other hand, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and Cosmos, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court located in New York, this being in addition to any other remedy to which the parties are entitled under this Agreement or otherwise at law or in equity.

Section 7.12 Time of the Essence. Time is of the essence with respect to all obligations under this Agreement.

Section 7.13 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 7.14 No Personal Liability Conferred. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or shareholder of the Company or Cosmos.

Section 7.15 Amendments. This Agreement may be amended by appropriate instrument, without the consent of Cosmos, at any time prior to the Merger Closing Date; provided, that no such amendment, modification or supplement shall be made that alters the amount or changes the form of the consideration to be delivered to Cosmos.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

COSMOS RENTAL INVESTMENTS, INC., a Delaware corporation

By:	/s/ Gage Johnson
	Name:	Gage Johnson
	Title:	Special Agent

PARAMOUNT GROUP, INC., a Maryland corporation

By:	/s/ Albert Behler
	Name:	Albert Behler
	Title:	President and CEO

[Signature Page to Cosmos Merger Agreement]

STOCKHOLDER

By:	/s/ Katharina Otto-Bernstein
Name:	Katharina Otto-Bernstein

[Signature Page to Cosmos Merger Agreement]

EXHIBIT A

Properties

[See attached]

A-1

List of Properties

Fund I

1633 Broadway, New York, NY

425 Eye Street, N.W. Washington, DC

Fund III

900 Third Avenue, New York, NY

31 West 52nd Street, New York, NY

1301 Avenue of the Americas, New York, NY

One Market Plaza, San Francisco, CA

Fund IV

Liberty Place, 325 Seventh Street, NW, Washington DC

900 Third Avenue, New York, NY

1633 Broadway, New York, NY

2099 Pennsylvania Avenue, Washington, DC

1899 Pennsylvania Avenue, Washington, DC

1301 Avenue of the Americas, New York, NY

Fund IV Cayman

Liberty Place, 325 Seventh Street, NW, Washington DC

900 Third Avenue, New York, NY

1633 Broadway, New York, NY

2099 Pennsylvania Avenue, Washington, DC

1899 Pennsylvania Avenue, Washington, DC

1301 Avenue of the Americas, New York, NY

Fund V (CORE)

31 West 52nd Street, New York, NY

1301 Avenue of the Americas, New York, NY

1899 Pennsylvania Avenue, Washington, DC

Liberty Place, 325 Seventh Street, NW, Washington DC

Fund V (CIP)

31 West 52nd Street, New York, NY

1301 Avenue of the Americas, New York, NY

1899 Pennsylvania Avenue, Washington, DC

Liberty Place, 325 Seventh Street, NW, Washington DC

Fund V Cayman

31 West 52nd Street, New York, NY

1301 Avenue of the Americas, New York, NY

1899 Pennsylvania Avenue, Washington, DC

Liberty Place, 325 Seventh Street, NW, Washington DC

Cosmos Rental Investments, Inc.

1325 Avenue of the Americas, New York, NY

Arcade Rental Investments, Inc.

1325 Avenue of the Americas, New York, NY

Arcade Rental Investments 2, Inc.

1325 Avenue of the Americas, New York, NY

Marathon Rental Investments, Inc.

1325 Avenue of the Americas, New York, NY

Forum Rental Investments, Inc.

712 Fifth Avenue, New York, NY

Imperial Rental Investments, Inc.

712 Fifth Avenue, New York, NY

Milton Rental Investments, Inc.

712 Fifth Avenue, New York, NY

2

Paramount Group, Inc., a Delaware corporation

Waterview, Rosslyn, VA

900 Third Avenue, New York, NY

1325 Avenue of the Americas, New York, NY

3

EXHIBIT B

Escrow Agreement

[See attached]

B-1

OMNIBUS DISTRIBUTION AND ESCROW AGENT AGREEMENT

This OMNIBUS DISTRIBUTION AND ESCROW AGENT AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of November     , 2014 by and among the ENTITIES SET FORTH ON SCHEDULE 1 (collectively, the “Participants” and individually, each a “Participant”), PARAMOUNT GROUP, INC., a Maryland corporation (the “Company”), and PARAMOUNT GROUP OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership” and collectively with the Company and any designees of either of the Company or the Operating Partnership, the “PGI Parties” and individually, each a “PGI Party”).

BACKGROUND

A.	The Company, which is the sole general partner of the Operating Partnership, desires to consolidate the ownership of a portfolio of primarily office properties currently owned, directly or indirectly, by the Participants (collectively, the “Formation Transactions”).

B.	The Formation Transactions relate to the proposed initial public offering (the “IPO”) of the common stock, par value $.01 per share (“REIT Shares”), of the Company, which will operate as a self-administered and self-managed real estate investment trust within the meaning of Sections 856 through 858 of the Code.

C.	In connection with the Formation Transactions, (i) the Company will issue REIT Shares to certain Participants and/or the Holders (as defined below) of the JV Participants (as defined below) and (ii) the Operating Partnership will issue units of limited partnership interest (“OP Units”) to certain other Participants, in each case pursuant to a private placement.

D.	Each Participant has entered into a contribution agreement, merger agreement or other similar agreement or agreements (the “Formation Transaction Documentation”) with one or more of the PGI Parties pursuant to which each such Participant has agreed to contribute to, or merge into, the PGI Parties, as applicable, all of such Participant’s interests identified in such Formation Transaction Documentation. As used herein, the term Formation Transaction Documentation shall include all agreements or other documentation entered into in connection with the Formation Transaction Documentation including, without limitation, the lock-up agreements entered into with the underwriters of the IPO.

E.	The Formation Transaction Documentation provides for the appointment of a distribution and escrow agent in connection with the IPO Escrow and Indemnity Holdback Escrow (each defined below).

F.	Computershare Inc., together with its subsidiary, Computershare Trust Company, N.A., has agreed to act as the distribution and escrow agent (collectively, the “Agent”)

G.	Concurrently with the execution of the Formation Transaction Documentation, (i) the Participants and the PGI Parties have entered into this Agreement, and (ii) the PGI Parties and the Agent have entered into the Transfer Agency and Service Agreement (the “TA Agreement”), the Tabulation Agent Agreement (the “Tabulation Agreement”) and the Escrow Agreement (the “Escrow Agreement”) (each attached as an exhibit hereto and collectively referred to herein as the “Agent Agreements”), pursuant to which the following has or will occur:

•	IPO Escrow. As of the date of this Agreement, certain of the Participants (the “Fund Participants” identified on Schedule 1) have distributed in book entry form to each of their partners (together with equity owners of the other Participants, the “Holders”) as set forth opposite such Holders’ name on Schedule 2, in escrow pursuant to the Agent Agreements, a right (the “Distribution Rights”) to receive such Holder’s allocable share of the number of OP Units and/or REIT Shares (subject to certain restrictions, obligations and liens as described in Section 3 below) to be issued to such Fund Participants (as well as to the other Participants) in connection with the closing of the IPO (the “IPO Consideration”). Pursuant to the Agent Agreements, in connection with the closing of the IPO (the “Effective Date”), Agent will be deemed to have submitted to the Company and the Operating Partnership, as applicable, the Distribution Rights in exchange for the IPO Consideration as set forth opposite each Holders’ name on Schedule 2 and Agent will hold the IPO Consideration in escrow. In addition, pursuant to its applicable Formation Transaction Documentation, the Company will also on the Effective Date issue IPO Consideration to the Holders of the Participants identified on Schedule 1 as the PGI Participants (the “PGI Participants”). Furthermore, pursuant to its applicable merger agreement (the “JV Merger Agreement”) pursuant to which the JV Participants (as defined below below) will merge with and into the Company or a newly-formed subsidiary of the Company (the “JV Merger”), the Company will also on the Effective Date issue IPO Consideration to the Holders of the Participants identified on Schedule 1 as the JV Participants (the “JV Participants”) in accordance with the Letter of Transmittal (defined below). The escrow arrangements with respect to the Distribution Rights and IPO Consideration are collectively referred to as the “IPO Escrow”.

•

Indemnity Holdback Escrow. At the Effective Date, each Participant will cause its respective Holders to deposit (and the Company will withhold from the Holders of the JV Participants and cause to be deposited) in escrow with Agent (the “Indemnity Holdback Escrow”

and together with the IPO Escrow, the “Escrow Accounts”) a portion of such Holders’ respective IPO Consideration as set forth opposite such Holder’s name on Schedule 2 (the “Indemnity Holdback Amount”) in order to provide for the indemnification obligations provided for in the applicable Formation Transaction Documentation.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Appointment. The parties hereby agree to the appointment of Agent, pursuant to each of the applicable definitive Agent Agreements, to serve as distribution and escrow agent in connection with the holding and disbursement of the Distribution Rights, IPO Consideration and Indemnity Holdback Amount, in each case pursuant to and in accordance with the applicable definitive Agent Agreement. Subject to entering into such definitive Agent Agreements, Agent has agreed to accept such appointment pursuant to the terms and conditions set forth therein. Pursuant to the relevant portions of certain of the Agent Agreements, Agent will establish a separate account for each Holder in accordance with Schedule 2 and such accounts will allocate each Holder’s aggregate IPO Consideration to a class(es) corresponding to the Participant(s) with respect to which such Holder received its IPO Consideration.

2. Effective Date. The Company will promptly notify Agent of the Effective Date on the date thereof.

3. Escrow Procedures; Legending of IPO Consideration.

(a) IPO Escrow. The TA Agreement and Tabulation Agreement attached as Exhibit A and Exhibit B, respectively, set forth the procedures that the parties and Agent agree and acknowledge shall control with respect to the holding and disbursement of the Distribution Rights and IPO Consideration by Agent.

(b) Indemnity Holdback Escrow. The Escrow Agreement attached as Exhibit C sets forth the procedures that the parties agree and acknowledge shall control with respect to the holding and disbursement of the Indemnity Holdback Amount by Agent.

(c) Legending. Pursuant and subject to the TA Agreement, Agent will cause the IPO Consideration to be legended to reflect the following lock-ups and restrictions, which lock-ups and restrictions are more particularly described in and governed by the Formation Transaction Documentation (the “Restrictive Legends”):

(i) Lock-up on Transfers: All OP Units and REIT Shares shall be subject to lock-up on transfers until 180 days after the Effective Date.

(ii) IPO Escrow: All OP Units and REIT Shares shall be subject to the IPO Escrow until the earlier of (i) the delivery of, as applicable, a completed and signed Investor Acknowledgement Agreement (substantially in the form attached hereto as Exhibit D-1 and D-2) or Letter of Transmittal (substantially in the form attached hereto as Exhibit E) or (ii) one business day after the second anniversary of the Effective Date. The PGI Parties acknowledge that the Letter of Transmittal from the Holders of the JV Participants is required to be delivered to the Company and/or the Agent as of the closing of the JV Merger and the concurrent closing of the IPO pursuant to the JV Merger Agreement and if so delivered, the Restrictive Legend with respect to the IPO Escrow will not be placed on the REIT Shares to be issued to the JV Participants.

(iii) Indemnity Holdback Escrow: Those OP Units and REIT Shares identified on Schedule 2 under the heading “Indemnity Holdback Escrow” shall be held by Agent subject to (i) the Indemnity Holdback Escrow and (ii) other than with respect to the Holders of the JV Participants and WvF Real Estate Fund, L.P. as a Holder of Paramount Group Real Estate Fund V (Core), L.P., a pledge of such OP Units and REIT Shares in favor of the applicable PGI Party until the earlier of (x) the first anniversary of the Effective Date unless there is a Reserved Portion (as defined in the Escrow Agreement) as of such date, in which event, the Indemnity Escrow Holdback shall continue with respect to such Reserved Portion until ultimately disposed of in accordance with the Escrow Agreement and (y) the date a Holder posts with Agent Substitute Collateral (defined below) in accordance with the Escrow Agreement, in which event such Substitute Collateral shall be held in the Indemnity Holdback Escrow.

(iv) Transfer Tax Indemnity: Other than with respect to the Holders of the JV Participants, each Holder’s IPO Consideration shall be subject to the following: (i) indemnification obligations for any incremental New York City and State real property transfer taxes that will be payable if such Holder subsequently transfers more than 50% of its IPO Consideration within two years of the IPO Closing and (ii) a pledge with respect to such indemnification obligations of 50% of each Holder’s total IPO Consideration in favor of the applicable PGI Party until the earlier of (x) one business day after the second anniversary of the Effective Date and (y) the date a Holder posts with the applicable PGI Party Substitute Collateral in accordance with the TA Agreement.

(v) Prohibition on Redemption of OP Units: All OP Units shall be subject to a prohibition on redemption until 14 months after the Effective Date.

(vi) General. Pursuant and subject to the TA Agreement, the Agent will release the applicable portion of the IPO Consideration from the Restrictive Legends after the expiration of the periods set forth above or, if applicable, to the extent such IPO Consideration has been released from escrow or the applicable restriction by the posting of Substitute Collateral (as defined below).

(d) Substitute Collateral. A Holder may have the OP Units and/or REIT Shares that are subject to the Indemnification Holdback Escrow and/or the Transfer Tax Indemnity released by Agent by posting either (i) cash collateral or (ii) a letter of credit in form and substance acceptable to the applicable PGI Party (“Substitute Collateral”).

(i) Any Substitute Collateral posted with respect to the Indemnification Holdback Escrow shall be (i) posted with Agent pursuant to the Escrow Agreement; (ii) be in an amount equal to all or a portion of the IPO Consideration such Holder seeks to have released from escrow and (iii) the number of REIT Shares and/or OP Units that shall be released shall be equal to (x) the amount of the Substitute Collateral posted divided by (y) the Value of a REIT Share on the date Agent receives the Substitute Collateral, rounded up to the nearest whole number.

(ii) Any Substitute Collateral posted with respect to the transfer tax indemnity shall be (i) posted with the applicable PGI Party; and (ii) in an amount equal to 100% of the Holder’s share of the indemnification obligations for transfer tax payment that would be payable upon the transfer of such Holder’s REIT Shares and/or OP Units prior to the expiration of the applicable transfer tax indemnity period as reasonably determined by such PGI Party; and after the posting of such Substitute Collateral, all of such Holder’s REIT Shares and/or OP Units shall be released by Agent from the applicable Restrictive Legend.

(iii) “Value” means with respect to a REIT Share on a particular date, the market price of a REIT Share on such date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any national securities exchange, the closing price on such day as reported by such national securities exchange, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then, the amount determined by the board of directors of the Company.

4. Dividends And Distributions On IPO Consideration Held in Escrow Accounts or Subject to Restrictive Legends. Pursuant to the TA Agreement, Agent shall pay to the respective Holders shown on Schedule 2 any dividends or other distributions that are declared on the OP Units and REIT Shares after the Effective Date as if not encumbered by the Escrow Account or the Restrictive Legends notwithstanding that any portion of the IPO Consideration is being held in an Escrow Account or subject to any Restrictive Legends.

5. Voting. Each Holder shall have the right to vote the REIT Shares and OP Units credited to such Holder’s account as if not encumbered by the Escrow Account or the Restrictive Legends notwithstanding that any portion of the IPO Consideration is being held in an Escrow Account or subject to any Restrictive Legends. Pursuant to the TA Agreement, Agent will promptly forward to each Holder all notices of shareholders’ or partners’ meetings, proxy statements and reports received by Agent in respect of REIT Shares or OP Units held in such Holder’s account

6. Withholding; Other Tax Matters. The Participants, the Company and the Operating Partnership, as applicable, shall deduct and withhold any taxes they reasonably deem are appropriate under applicable tax withholding rules from any payment of IPO Consideration to the Holders. As of the Effective Date, for U.S. federal (and applicable state and local) income tax purposes, each Holder shall be treated as the owner of the IPO Consideration to which they are, or will be, entitled pursuant to this Agreement (including, for the avoidance of doubt, any IPO Consideration held in the Escrow Accounts on such Holder’s behalf).

7. Notices. All communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth in Schedule 3.

8. Authorized Representatives. The parties hereby acknowledge that the individuals set forth as authorized representatives (“Authorized Representatives”) on Schedule 4 have the authority to act as the representative(s) of each of the Participants and/or Holders, as applicable, in connection with any rights or obligations of such entities as signatories to, or third party beneficiaries under, the Escrow Agreement to the extent any such rights are expressly given to the Authorized Representatives in the Escrow Agreement.

9. Miscellaneous.

(a) Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Participants, the PGI Parties or Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder (or with respect to the Agent under the applicable Agent Agreement), but shall not be assignable by any party hereto without the written consent of all the parties hereto; provided, however, that the Agent may assign its rights hereunder subject to the provisions of the applicable Agent Agreement.

(b) Amendments. This Agreement and the Agent Agreements may only be amended or modified by a written amendment executed by the Agent and the Company; provided, however, that, if such amendment (i) does not affect each of the Participants or the Holders (and, if applicable, the PGI Parties) in the same manner, or (ii) decreases the rights or increases the obligations of the Participants or Holders or the restrictions on the IPO Consideration under this Agreement or the Agent Agreements, then such Participant(s) and/or Holder(s) shall also be required to consent to such amendment. Agent may rely on the Company’s signature to any amendment as evidence that any required consent from

Participants and Holders has been obtained. Notification of all Amendments to this Agreement and the Agent Agreements shall be provided to each of the Holders and Participants.

(c) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties irrevocably (i) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City, New York County or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel in connection with any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

(e) Force Majeure. Notwithstanding anything to the contrary contained herein, Agent shall not be liable for any delays or failures in performance resulting from acts beyond its control including, without limitation, acts of God, terrorist acts, shortage of supply, loss of data due to power failures, war, or civil unrest.

(f) Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the Participants, the Holders and the PGI Parties and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

(g) Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

(h) Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in (i) this Agreement, (ii) any schedules or attachments hereto, (iii) the Formation Transaction Documentation, and (iv) the Agent Agreements with respect to any obligations, rights, duties, responsibilities, liabilities, indemnities or protections of the Agent, the terms and conditions contained in the Agent Agreements shall take precedence.

(i) Merger of Agreement. Together with the Formation Transaction Documentation and the Agent Agreements, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k) Descriptive Headings. Descriptive headings contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(l) Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature. For purposes of the signature pages, the reference to “Holders” should read “PGI Participants”.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Company:

PARAMOUNT GROUP, INC., a Maryland corporation

By:
Name:
Title:

Operating Partnership:

PARAMOUNT GROUP OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	Paramount Group, Inc., its general partner, a Maryland corporation

By:
Name:
Title:

Agent:

Acknowledged and Agreed to with respect to Section 1 only:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. On Behalf of Both Entities

By:
Name:
Title:

Fund Participants:

PARAMOUNT GROUP REAL ESTATE FUND I, L.P.
By:	Paramount GREF, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND III, L.P.
By:	Paramount GREF III, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND IV, L.P.
By:	Paramount GREF IV, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PGREF IV PARALLEL FUND SUB US, LP
By:	PGREF IV Parallel Fund Sub US GP, LLC, its general partner
	By:	Paramount Group, Inc., its Manager

PARAMOUNT GROUP REAL ESTATE FUND V (CORE), L.P.
By:	Paramount GREF V, L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PARAMOUNT GROUP REAL ESTATE FUND V (CIP), L.P.
By:	Paramount GREF V (CIP), L.L.C., its general partner
	By:	Paramount Group, Inc., its Managing Member

PGREF V (CORE) PARALLEL FUND SUB US, LP
By:	PGREF V (Core) Parallel Fund Sub US GP, LLC, its general partner

	By:	Paramount Group, Inc., its Manager

Signature:
Name:
Title:

PGI Participants:

PARAMOUNT GROUP, INC., a Delaware corporation

By:
Name:
Title:

PGI Participants:

ARCADE RENTAL INVESTMENTS, INC. ARCADE RENTAL INVESTMENTS 2, INC. COSMOS RENTAL INVESTMENTS, INC. MARATHON RENTAL INVESTMENTS, INC.

By:
Name:	Thomas Armbrust
Title:	President of each of the above named corporations

PGI Participants:

Name:	Frank Otto

PGI Participants:

Name:	Ingvild Goetz

PGI Participants:

Name:	Sarah Pisani

PGI Participants:

Name:	Julia Stoecker

JV Participants:

WvF 1325, INC., a Delaware corporation

Signature:
Name:
Title:

WvF 1325, L.P., a Delaware limited partnership

By:	WvF 1325, Inc., its general partner

Signature:
Name:
Title:

HOLDER:

Signature:
Name:	Dr. Michael Otto

HOLDER:

Signature:
Name:	Benjamin Otto

HOLDER:

Signature:
Name:	Janina Otto

EXHIBIT C

Lock-up Agreement

[See attached]

C-1

FORM OF LOCK-UP AGREEMENT

—, 2014

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated,

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Paramount Group, Inc.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of Paramount Group, Inc., a Maryland corporation (the “Company”) and/or holder of common units in Paramount Group Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership, providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and/or as a holder of common units in the Operating Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may pledge the Lock-Up Securities without the prior written consent of Merrill Lynch solely to the extent such pledge is (A) in connection with the indemnification obligations of the undersigned relating to New York real property transfer tax and for the benefit of the Company or the Operating Partnership; or (B) pursuant to the terms of the limited partnership agreement of the Operating Partnership and for the benefit of the Company or the Operating Partnership, provided that (i) the undersigned will use the undersigned’s reasonable best efforts to notify Merrill Lynch at least three business days prior to any transfer of the Lock-Up Securities pursuant to any of the foregoing pledges that is required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. Furthermore, notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value (except with regards to any transfer or sale pursuant to clause (vi) below), (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (except with regards to any transfer or sale pursuant to clause (vi) below, prior to which the undersigned will notify Merrill Lynch in writing of its intention to file a Form 4, or a disposition by will or intestacy), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts or other dispositions by will or intestacy; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of or other holders of equity interests in the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v) to an immediate family member of the undersigned or entities wholly owned by or for the benefit of the undersigned, the undersigned’s affiliates or immediate family members of the undersigned, or to an entity that is owned by the undersigned and the undersigned’s affiliates alone or with other stockholders that received Common Stock in connection with the Formation Transactions (as that term is defined in the Underwriting Agreement); or

(vi) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction; or

(vii) to the Company upon termination of the undersigned’s employment with the Company; or

(viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the completion of the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

[Signature Page Follows]

3

Very truly yours,

Signature:
Print Name:

Lock-Up Agreement

EXHIBIT D

Form of Letter of Transmittal

[See attached]

F-1

EXHIBIT D

FORM

OF

LETTER OF TRANSMITTAL

representing Equity Interests of

[Name of Entity]

This Letter of Transmittal is being delivered in connection with the merger (the “Merger”) of [Name of Entity], a Delaware corporation, with and into Paramount Group, Inc., a Maryland corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of                     , 2014, by and among the Company, [Name of Entity] and the Stockholder[s]. The undersigned Stockholder hereby surrenders all of [her or his] Equity Interests in [Name of Entity], which consists of [list shares owned by the Stockholder] in [Name of Entity], for the purpose of receiving in exchange such Stockholder’s portion of the Merger Consideration as provided for and subject to the terms of the Merger Agreement and the terms of the Escrow Agreement.

Capitalized terms used and not defined in this Letter of Transmittal have the respective meanings ascribed to them in the Merger Agreement.

The undersigned agrees and acknowledges a portion of the Merger Consideration will be held by the Escrow Agent under the terms and conditions of the Escrow Agreement.

In exchange for the Equity Interests, the undersigned understands that the Company Shares to be issued as Merger Consideration to the undersigned will be issued by the Agent in book-entry form in the name of [Name of Stockholder].

[Signature page follows]

SCHEDULE 1.07

Merger Consideration

Cosmos

Stockholder	Merger Consideration	Indemnity Holdback Amount
Katharina Otto-Bernstein	1,898,305 Company Shares	28,474 Company Shares

Schedule 1.07